BBH FUND, INC.

                       5800 Corporate Drive
                Pittsburgh, Pennsylvania 15237-7010
                          March 03, 2004


EDGAR Operations Branch
Securities and Exchange Commission
Division of Investment Management
450 Fifth Street, Northwest
Washington, DC  20549

    RE: BBH FUND, INC. (the "Registrant")
           BBH International Equity Fund
           BBH Tax-Efficient Equity Fund
           BBH Broad Market Fixed Income Fund
           BBH Inflation-Indexed Securities Fund
         1933 Act File No. 33-35827
         1940 Act File No. 811-06139

Dear Sir or Madam:

           Post-Effective Amendment No. 52 under the Securities Act of 1933 and Amendment No. 84 under the Investment Company Act of 1940 to the Registration Statement of the above-referenced Registrant are hereby electronically transmitted. This filing has been electronically redlined to indicate the changes from the Registrants Rule 485(a) Amendment filed with the Commission on December 31, 2003.

           This Registrant may be marketed through banks, savings associations or credit unions.

           As indicated on the facing page of the Amendment, the Registrant has specified that it is to become effective immediately pursuant to paragraph (b) of Rule 485 under the Securities Act of 1933.


           If you have any questions on the enclosed material, please contact me at (412) 288-6812.

                                          Very truly yours,



                                          /s/ Diane J. Palmer
                                          Diane J. Palmer
                                          Paralegal

Enclosures